Exhibit 99.16


           (Text of graph posted to Ashland Inc.'s website concerning
                            Sour Crude Differential)

                               MAYA - WTI SPREADS


                   1998        1999        2000         2001        2002         2003         2004        1998-2003 Avg.
                   ----        ----        ----         ----        ----         ----         ----        --------------
January           -5.99       -4.69       -6.52       -11.26       -5.90        -5.33         -8.62            -6.61
February          -5.57       -4.89       -6.24       -10.69       -5.77        -7.97         -9.83            -6.86
March             -6.24       -4.99       -6.14       -10.35       -5.30        -9.28         -9.69            -7.05
April             -4.97       -4.75       -5.78       -11.55       -4.28        -7.82         -8.69            -6.53
May               -4.55       -5.01       -5.74       -11.02       -4.76        -6.32         -8.43            -6.23
June              -4.24       -4.94       -6.74        -9.11       -4.06        -7.43         -8.70            -6.09
July              -4.43       -4.81       -6.97        -8.02       -4.56        -5.84         -10.06           -5.77
August            -4.60       -4.05       -7.53        -8.41       -5.46        -5.95         -12.25           -6.00
September         -5.10       -4.70       -7.42        -6.40       -5.16        -6.13         -12.49           -5.82
October           -4.84       -4.28       -7.60        -6.46       -5.07        -6.16         -14.28           -5.74
November          -4.65       -5.43       -10.25       -6.75       -6.60        -6.79         -16.50           -6.74
December          -4.78       -5.99       -10.50       -6.04       -6.58        -7.38                          -6.88
---------------------------------------------------------------------------------------------------------------------------
Average           -5.00       -4.88       -7.29        -8.84       -5.29        -6.87         -10.87           -6.36



                               MARS - WTI SPREADS


                   1998        1999        2000         2001        2002         2003          2004        1998-2003 Avg.
                   ----        ----        ----         ----        ----         ----          ----        --------------
January           -3.20       -2.45       -3.52        -7.69       -2.17        -3.38         -4.12            -3.73
February          -3.88       -2.64       -2.91        -7.53       -1.99        -5.39         -5.67            -4.06
March             -3.88       -3.11       -3.91        -6.04       -2.08        -6.10         -4.62            -4.18
April             -3.98       -2.70       -3.87        -5.58       -1.66        -4.09         -5.53            -3.65
May               -3.16       -2.84       -3.83        -5.10       -2.78        -3.59         -4.38            -3.55
June              -2.52       -3.35       -4.30        -3.48       -2.05        -3.73         -4.81            -3.24
July              -2.29       -2.64       -4.41        -3.65       -1.94        -3.28         -5.04            -3.03
August            -2.39       -1.90       -3.86        -5.02       -3.02        -3.13         -6.25            -3.22
September         -2.47       -2.74       -4.91        -4.37       -2.47        -3.34         -7.04            -3.38
October           -2.48       -2.67       -6.17        -4.29       -2.85        -3.10        -10.62            -3.59
November          -3.31       -2.45       -5.87        -3.92       -4.46        -3.53         -9.04            -3.92
December          -3.22       -2.85       -5.61        -2.89       -2.88        -2.82                          -3.38
---------------------------------------------------------------------------------------------------------------------------
Average           -3.06       -2.69       -4.43        -4.96       -2.53        -3.79         -6.10            -3.58